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                                  EXHIBIT 11
                       CONVERGENT COMMUNICATIONS, INC.
                      COMPUTATION OF EARNINGS PER SHARE

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
                                                          Three Months Ended              Nine Months Ended
                                                             September 30,                  September 30,
                                                          1997           1998           1997           1998
                                                      -----------   ------------     ----------     -----------
EARNINGS PER SHARE - PRIMARY
Net loss                                              $(2,817,568)  $(15,355,480)    $(5,487,744)   $(31,634,867)
                                                      -----------   ------------     -----------    ------------
                                                      -----------   ------------     -----------    ------------
Weighted average common shares
  used for basic earnings per share                    19,408,022     27,738,811      18,656,265      27,335,217
Warrants                                                    -              -               -            -
Stock Options                                               -              -               -            -
                                                      -----------   ------------     -----------    ------------
Weighted average number of shares outstanding          19,408,022     27,738,811      18,656,265      27,335,217
                                                      -----------   ------------     -----------    ------------
                                                      -----------   ------------     -----------    ------------
Weighted average earnings per share - primary         $     (0.15)  $      (0.55)    $     (0.29)   $      (1.16)
                                                      -----------   ------------     -----------    ------------
                                                      -----------   ------------     -----------    ------------
EARNINGS PER SHARE - FULL DILUTION
Net loss                                              $(2,817,568)  $(15,355,480)    $(5,487,744)   $(31,634,867)
                                                      -----------   ------------     -----------    ------------
                                                      -----------   ------------     -----------    ------------
Weighted average common shares
  used for basic earnings per share                    19,408,022     27,738,811      18,656,265      27,335,217
Warrants                                                    -              -               -            -
Stock Options                                               -              -               -            -
                                                      -----------   ------------     -----------    ------------
Weighted average number of shares outstanding          19,408,022     27,738,811      18,656,265      27,335,217
                                                      -----------   ------------     -----------    ------------
                                                      -----------   ------------     -----------    ------------
Weighted average earnings per share - full dilution   $     (0.15)  $      (0.55)    $     (0.29)   $      (1.16)
                                                      -----------   ------------     -----------    ------------
                                                      -----------   ------------     -----------    ------------
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